UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2009

Adaptec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 945-8600

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

As discussed in Item 8.01 below with the results confirmed from IVS Associates, Inc. (“IVS”) on November 6, 2009, Subramanian “Sundi” Sundaresh and Robert J. Loarie are no longer part of the Board of Directors (“Board”) of Adaptec, Inc. (the “Company”), effective October 30, 2009 (the “Effective Date”). In addition, Joseph S. Kennedy’s resignation took effect immediately, which was previously disclosed in the Company’s Current Report on Form 8-K filed on November 4, 2009.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed in Item 8.01 below with the results confirmed from IVS on November 6, 2009, the Company decreased the size of the Board from nine (9) to seven (7) members, effective October 30, 2009, pursuant to Article II, Section 2.1 of the Company’s Amended and Restated Bylaws. The foregoing description of the material terms of the Amended Bylaws is qualified in its entirety by the full text of Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

Certification of Votes Regarding Consent Solicitation

On October 30, 2009, Steel Partners II, L.P. (“Steel Partners”) delivered information to the Company in which Steel Partners indicated it had received the requisite number of written consents from the Company’s stockholders to pass all three of the Steel Partner proposals relating to its bylaws and the composition of the Company’s Board made under Steel Partners’ consent solicitation.

The details of the three proposals were as follows: (i) to repeal any provision of the Company’s bylaws in effect on the Effective Date that was not included in the bylaws that became effective on May 6, 2009 and were filed with the Securities Exchange Commission (“SEC”) on May 12, 2009; (ii) to remove without cause two members of the Company’s Board, Subramanian “Sundi” Sundaresh and Robert J. Loarie and any person elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships prior to the Effective Date; and (iii) to amend Section 2.1 of the Company’s bylaws to fix the number of directors serving on the Board at seven (7).

In light of the initial results presented to the Company by Steel Partners, which indicated that the stockholders approved the three proposals made under Steel Partners’ consent solicitation relating to its bylaws and the composition of the Company’s Board, the members of the reconstituted Board held a special meeting of the Board on November 2, 2009. At the special meeting, the Board, among other things, authorized the (i) repalcement of Mr. Kennedy as Chairman of the Board with Jack Howard, (ii) replacment of Douglas Van Houweling as Chairman of the Goverance and Nominating Committee with Jack Howard, (iii) replacement of Mr. Kennedy from the Governance and Nominating Committee with Lawrence Ruisi, and (iv) cancellation of the 2009 Annual Meeting of Stockholders of the Company currently scheduled to be held on November 10, 2009, in each case, effective immediately.

On November 4, 2009, the Company issued a press release announcing that its 2009 Annual Meeting of Stockholders originally scheduled to be held on Tuesday, November 10, 2009 at 1:00 p.m., Pacific Time, had been canceled as a result of the developments relating to the consent solicitation commenced by Steel Partners and the recomposition of the Board. When the annual meeting is rescheduled, the Company will file a revised proxy statement with the SEC to reflect the reconstituted Board and new meeting date.

A copy of the Company’s press release announcing the cancelation of the annual meeting was filed with the SEC as Definitive Additional Materials on November 5, 2009 and is incorporated herein by reference.

On November 6, 2009, the Company received the certification from IVS, which indicated that Steel Partners indeed received the requisite number of written consents from the Company’s stockholders to pass all three Steel Partners’ proposals relating to its bylaws and the composition of the Company’s Board made under Steel Partners’ consent solicitation filed with the SEC. As a result of the confirmation from IVS, all proposals approved by the stockholders took effect upon Steel Partners’ delivery of the consents to the Company on October 30, 2009, which included the removal of Messrs. Sundaresh and Loarie from the Board. In addition, the Company’s bylaws, which were amended and approved by the Board on September 18, 2009, remains in effect as it reflects the reduced number of authorized directors serving the Board from nine (9) to seven (7) pursuant to Article II, Section 2.1 of the Company’s Amended and Restated Bylaws; however, the bylaws are now effective immediately as opposed to immediately before the election of directors at the Company’s 2009 annual meeting of stockholders. The resignation of Joseph S. Kennedy, the former Chairman of the Board, also became effective immediately as a result of the IVS certification, which was previously disclosed in the Company’s Current Report on Form 8-K filed on November 4, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Adaptec, Inc., as amended on September 18, 2009 and effective October 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ MARY L. DOTZ
	Name:	Mary L. Dotz
	Title:	Chief Financial Officer

Dated: November 9, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Adaptec, Inc., as amended on September 18, 2009 and effective October 30, 2009